UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2019

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election or Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 1, 2019, the Board of Directors of Body and Mind Inc. (the “Company”) accepted the resignation of Leonard Clough as a director of the Company.

Also effective October 1, 2019, following the resignation of Mr. Clough, the Board of Directors appointed David Wenger as a director of the Company.

As a result, the Company’s current directors and officers are as follows:

Name	Position

Michael Mills	President and Interim Chief Executive Officer

Dong Shim	Chief Financial Officer and Director

Robert Hasman	Director

Kevin Hooks	Director

Scott Dowty	Director

David Wenger	Director

Stephen ‘Trip’ Hoffman	Chief Operating Officer

Darren Tindale	Corporate Secretary

David Wenger (age 38) is a member of the US Senate Cannabis Working Group and the US House of Representatives Cannabis Working Group. In those roles, he has the historic opportunity to work with senior Congressional staffers on advancing federal cannabis legislation. David wrote a seminal White Paper on the US cannabis industry widely read across the world: The Green Regulatory Arbitrage: A Case for Investing in US Multi-State Vertically-Integrated Cannabis Companies. Mr. Wenger is an accomplished lawyer and for 13 years he represented foreign government and major corporate clients in high-stakes complex cross-border disputes and transactions. Working in the New York office of the global law firm DLA Piper, he coordinated multi-jurisdictional teams acting for clients around the world such as Kingdom of Thailand, Petrobras, Ruler of Dubai, Afghanistan, PPG, Irving Shipbuilding, Pfizer, Troy (Vietnam), and Oman. As a law student, he interned for federal court judge Honorable Harold Baer Jr. in the US District Court for the Southern District of New York. Mr. Wenger is a Global Advisory Council member for Bhang Corporation (CSE: BHNG); advisor to RCVR, a NYC-based manufacturer of organic athletic recovery products; advisor to Asia Horizon, which is involved in hemp cultivation/processing and product distribution in China and strategic Asia opportunities; and an advisory board member of America Israel Cannabis Association.

In addition, on October 1, 2019, the Board of Directors of the Company approved and granted 250,000 stock options to David Wenger having an exercise price of CDN$0.93 per share and an expiry date of five years from the date of grant. These stock options have vesting provisions of 25% six (6) months from the date of grant, 25% twelve (12) months from the date of grant, 25% eighteen (18) months from the date of grant and 25% twenty-four (24) months from the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: October 7, 2019	By:	/s/ Michael Mills
Michael Mills
President and Interim CEO

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